UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 13, 2013, Unwired Planet, Inc. (the “Company”) issued a press release announcing the final results of its previously announced rights offering pursuant to a Registration Statement on Form S-3 that was filed with the Securities and Exchange Commission and became effective on August 14, 2013.

The Company raised $12.5 million of gross proceeds, including proceeds from a standby commitment made by Indaba Capital, L.P. Stockholders of the Company subscribed for a total of 5,274,659 shares of the Company’s common stock pursuant to subscription rights, representing a 70% participation rate. In addition, a total of 2,481,365 shares of the Company’s common stock will be issued to Indaba Capital, L.P., which amount includes 225,904 shares of the Company’s common stock in consideration for providing its standby commitment. In the aggregate, the Company will issue 7,756,024 shares of common stock as part of the closing of the rights offering. There will be a total of 108,700,629 shares of common stock outstanding following the closing of the rights offering, which amount includes 549,450 shares of the Company’s common stock issuable to Evercore Partners as part of their fees for providing financial advisory services to us on our recent financing transactions.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Eric Vetter
Dated: September 13, 2013	Name:	Eric Vetter
	Title:	President and Principal Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 13, 2013